                                                                       EXHIBIT B


                       S&P MANAGED FUTURES INDEX FUND, LP*

                            SUBSCRIPTION REQUIREMENTS

NOTICE: AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. PLEASE REFER TO THE SECTION OF THE PROSPECTUS ENTITLED "THE RISKS YOU FACE" FOR A COMPLETE DESCRIPTION OF THE MATERIAL RISKS OF AN INVESTMENT IN THE FUND.

GENERAL

         To subscribe for units in the Fund, you must:

              - execute and deliver (to the selling agent who solicited your subscription) the subscription agreement, these subscription requirements and power of attorney signature page, and any other required documents (E.G., corporate authorizations); and

              - authorize a wire transfer in the full amount of your subscription in accordance with the instructions attached hereto (unless you intend to make payment by debiting your brokerage account with your selling agent).

         The minimum initial subscription is $10,000, except that with respect to individual retirement plans the minimum initial subscription is $3,000. In order for an individual retirement plan to purchase Units, the assets of the plan must be held by a third party custodian, such as your broker. Existing limited partners may make additional investments in the Fund in $2,500 minimums.

         By executing and delivering the subscription agreement and power of attorney, you irrevocably subscribe for units at $1,000 per unit during the initial offering period and thereafter at net asset value per unit as of the first business day of the calendar month in which your subscription is to be effective (provided the subscription agreement and power of attorney signature page are received at least six (6) business days (and cleared funds to purchase the units at least (3) three business days) before the first business day of the calendar month in which the subscription is to be effective). The general partner may accept or reject your subscription, in whole or in part, in its sole discretion. If your subscription is accepted, you agree to contribute your subscription to the Fund and to be bound by the terms of the limited partnership agreement. By executing and delivering the subscription agreement and power of attorney, you will be deemed to have executed the limited partnership agreement. You will be required to reimburse the Fund and the general partner for any expense or loss incurred by either the Fund or the general partner as a result of the cancellation of your units due to your failure to deliver immediately available funds in the amount of the subscription price.

PURCHASER REPRESENTATIONS AND WARRANTIES

         By executing and delivering your subscription agreement and power of attorney, you represent and warrant to the Fund, the general partner, the selling agent who solicited your subscription, and their respective affiliates as follows:

         (a) You are of legal age and are legally competent to execute the subscription agreement and power of attorney. You acknowledge that you have received the current Prospectus, including the limited partnership contained therein (as supplemented by sticker supplements, if any). RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. ________ (initials)

         ----------------------------
*"Standard & Poor's", "S&P Managed Futures Index:, and "SPhinX" are trademarks of Standard & Poor's and have been licensed for use by Refco Alternative Investments. The Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Fund.

         (b) All information that you have furnished to the general partner or that is set forth in the subscription agreement and power of attorney submitted by you is correct and complete as of the date of such subscription agreement and power of attorney. You will immediately furnish revised or corrected information to the general partner, should there be any material change in such information. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE.________ (initials)

         (c) Unless paragraph (d) or (e) is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. ________ (initials)

          (d) Your subscription, if made as custodian for a minor, is a gift that you have made to such minor and is not made with such minor's funds, or if not a gift, such minor satisfies the requirements relating to net worth and annual income set forth herein. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. ________ (initials)

          (e) If you are signing in a representative capacity, you have full power and authority to purchase the units on behalf of the entity for which you are acting, and such entity has full power and authority to purchase such units. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. ________ (initials)

          (f) You either are, or are not required to be, registered with the Commodity Futures Trading Commission or a member of the National Futures Association. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. ________ (initials)

          (g) If you are acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such employee benefit plan and plan, a "Plan"), the individual signing this subscription agreement and power of attorney on your behalf hereby represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing a unit (the "Plan Fiduciary") that:

              (i) the Plan Fiduciary has considered an investment in the Fund for such Plan in light of the risks relating thereto;

              (ii) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA;

              (iii) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any agreement thereunder;

              (iv) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties;

              (v) none of the general partner, any of the Fund's selling agents, any of their respective affiliates, agents or employees (A) has investment discretion with respect to the investment of assets of the Plan used to purchase units; (B) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (C) is an employer maintaining or contributing to the Plan; and

              (vi) the Plan Fiduciary (A) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (B) is independent of the general partner, the Fund's selling agents and any of their respective affiliates, and (C) is qualified to make such investment decision. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. ________ (initials)

         You will, at the request of the general partner, furnish the general partner with such information as the general partner may reasonably require to establish that the purchase of units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

          (h) You(1) have (1) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (2) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000. If you are a resident of any of the following states, you must also meet the requirements set forth below for that state (net worth, is in all cases, to be calculated exclusive of home, furnishings and automobiles). Furthermore, in no event may you invest more than 10% of your net worth (exclusive of home, furnishings and automobiles) in the Fund. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. ________ (initials)

              (i) Alaska, Arkansas, California, Massachusetts, Michigan, North Carolina or Texas - Net worth of at least $225,000 or a net worth of at least $60,000 and anticipated annual taxable income of at least $60,000. RESIDENTS OF TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. ________ (initials)

              (ii) California - Net worth of at least $200,000 or a net worth of at least $50,000 and past and anticipated annual income of at least $100,000.

              (iii) Iowa - Net worth of at least $350,000 or a net worth of at least $150,000 and annual taxable income of at least $60,000.

              (iv) Maine - Net worth of at least $200,000 or a net worth of at least $50,000 and an annual gross income of $50,000.

              (v) New Hampshire - Net worth of at least $250,000 or a net worth of at least $125,000 and annual taxable income of at least $50,000.

              (vi) Pennsylvania - Net worth (or joint net worth with your spouse) of at least $1,000,000 or have had an individual income of at least $200,000 in each of the two most recent years (or joint income with your spouse of at least $300,000 in each of those years) and have a reasonable expectation of reaching the same income level in the current year.

              (vii) South Carolina - Net worth of at least $150,000 or a net worth of at least $65,000 and past and anticipated annual income of at least $65,000.

              (viii) Tennessee - Net worth of at least $250,000 or a net worth of at least $100,000 and anticipated annual taxable income of at least $100,000 (Tennessee residents should note that the incentive fees and aggregate management fees of the Fund and the Index SPC exceed the limits set forth in the North American Securities Administrators Association Guidelines for the Registration of Commodity Pool Programs (please refer to page 6 of the prospectus for a discussion of the incentive fees and management fees to be charged at the Index SPC level).)

--------
(1) IN THE CASE OF SALES TO FIDUCIARY ACCOUNTS, THE MINIMUM INCOME AND NET WORTH STANDARDS AS SPECIFIED IN THIS PARAGRAPH (h) SHALL BE MET BY THE BENEFICIARY, THE FIDUCIARY ACCOUNT, OR BY THE DONOR OR GRANTOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS TO PURCHASE THE UNITS IF THE DONOR OR GRANTOR IS THE FIDUCIARY.

         THE FOREGOING SUITABILITY STANDARDS ARE REGULATORY MINIMUMS ONLY. MERELY BECAUSE YOU MEET SUCH REQUIREMENTS DOES NOT NECESSARILY MEAN THAT A HIGH RISK, SPECULATIVE AND ILLIQUID INVESTMENT SUCH AS THE UNITS IS, IN FACT, SUITABLE FOR YOU.

        (i) You acknowledge that the units are not liquid except for the limited redemption provisions set forth in the Prospectus and the Limited Partnership Agreement of the Fund, as amended from time to time. RESIDENTS OF ALABAMA, MAINE. OKALAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. ________ (initials)

        (j) You should review the websites of the Office of Foreign Assets Control ("OFAC")(2) and the U.S. Department of the Treasury, and conduct such other investigations as you deem necessary or prudent, prior to making these representations and warranties.(3)

           (i) You are not aware of any facts or circumstances that would reasonably be expected to lead you to believe that any of your subscription funds are directly or indirectly derived from activities that may contravene U.S. federal, state or non-U.S. laws and regulations, including anti-money laundering laws. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. ________ (initials)

           (ii) You understand and agree that the investment of funds is prohibited by or restricted with respect to any persons or entities that: (A) are acting, directly or indirectly, on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any of the OFAC lists; (B) reside or have a place of business in a country or territory named on any of such lists or which is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering ("FATF")(4), or whose subscription funds are transferred from or through such a jurisdiction;
(C) are "Foreign Shell Banks" within the meaning of the USA Patriot Act; or (D) reside in or are organized under the laws of a jurisdiction designated by the U.S. Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns.(5) Such persons or entities in (A) through (D) are collectively referred to as "Restricted Persons". You are not and you are not aware of any facts or circumstances that would reasonably be expected to lead you to believe that any of your investors or any person controlling, controlled by, or under common control(6)


--------
(2) The lists of OFAC prohibited countries, territories, persons and entities may be found on the OFAC website at (www.ustreas.gov/offices/eotffc/ofac/).

(3) U.S. federal regulations and executive orders administered by OFAC prohibit, among other things, engaging in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(4) The list of Non-Cooperative Jurisdictions may be found at (www1.oecd.org/fatf/ncct_en.htm).

(5) The list of these jurisdictions may be found at (www.fincen.gov).

(6) For these purposes, "control" means the power, directly or indirectly, to direct the management or policies of a person, whether through ownership of securities, by contract, or otherwise.

         - Each of Subscriber's officers, partners, or directors exercising executive responsibility (or persons having similar status or functions) is presumed to control Subscriber.

         -        A person is presumed to control a corporation if the person:
                  (i) directly or indirectly has the right to vote 25 percent or more of a class of the corporation's voting securities; or
                  (ii) has the power to sell or direct the sale of 25 percent or more of a class of the corporation's voting securities.

         - A person is presumed to control a partnership if the person has the right to receive upon dissolution, or has contributed, 25 percent or more of the capital of the partnership.

         - A person is presumed to control a limited liability company ("LLC") if the person: (i) directly or indirectly has the right to vote 25 percent or more of a class of the interests of the LLC; (ii) has the right to receive upon dissolution, or has contributed, 25 percent or more of the capital of the LLC; or (iii) is an elected manager of the LLC.

         - A person is presumed to control a trust if the person is a trustee or managing agent of the trust.

with you, or for whom you are acting as agent or nominee in connection with the subscription for units, is a Restricted Person. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. ________ (initials)

          (iii) You acknowledge and understand that the general partner, in its discretion, may decline to accept any subscription for units by a person who is a "Covered Person" within the meaning of the Guidance on Enhanced Scrutiny for Transactions that May Involve the Proceeds of Foreign Official Corruption, issued by the Department of the Treasury, et al., January, 2001, e.g., a senior foreign political figure(7), or an immediate family member(8) or close associate(9) of a senior foreign political figure. Accordingly, you agree to inform the Fund, prior to the acquisition of any units, if you are aware of any facts or circumstances that would reasonably be expected to lead you to believe that any of your investors or any person controlling, controlled by, or under common control with you, or for whom you are acting as agent or nominee in connection with the acquisition of the beneficial interests, is a Covered Person. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. ________ (initials)

          (iv) You agree to provide any information deemed necessary by the Fund or the general partner, each acting in its sole discretion, to comply with its anti-money laundering responsibilities and policies to the extent required by law and subject to appropriate confidentiality agreements. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. ________ (initials)

          (v) You authorize and permit the Fund and the general partner, each using its own reasonable business judgment, to report information about you to appropriate authorities, and you agree not to hold them liable for any loss or injury that may occur as the result of providing such information. In addition, if you are a pooled investment vehicle, you authorize and permit the Fund and the general partner, and each of them, each using its own reasonable business judgment, to report to appropriate authorities information about your investors, or about any persons controlling, controlled by, or under common control with, you, or for whom you are acting as agent or nominee in connection with the purchase of units, and the you agree not to hold the Fund and/or the general partner liable for any loss or injury that may occur as the result of providing such information. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. ________ (initials)

          (vi) You agree that, notwithstanding any other statement to the contrary in any agreement into which you have entered which relates to the Fund or in the Fund's prospectus, if the Fund or the general partner determines that you have appeared on a list of known or suspected terrorists or terrorist organizations compiled by any U.S. or foreign governmental agency, or that any information provided by you in the subscription agreement and power of attorney was not, at the time it was given, or is no longer materially true or accurate, the Fund and the general partner, and each of them, without limiting any other rights available to any of them under the subscription agreement and power of attorney, shall be authorized to take any action as shall be necessary or appropriate to comply with applicable law, including but not limited to, removing you from the Fund and/or notifying the federal authorities.


--------
(7) A "senior foreign political figure" is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

(8) "Immediate family" of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws.

(9) A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. ________ (initials)

          (vii) You acknowledge that due to anti-money laundering requirements operating in the United States, as well as the Fund's own internal anti-money laundering policies, the Fund, the general partner and/or your selling agent may require further identification of you and the source of your subscription funds before your subscription agreement and power of attorney can be processed, subscription monies accepted, or request for redemption processed. The Fund, the general partner, your selling agent and each of their respective principals, members, shareholders, directors, officers, and employees shall be held harmless and indemnified against any losses, expenses or liabilities arising as a result of a failure to process your subscription agreement and power of attorney or any request for redemption if you have not satisfactorily provided any information that has been required by an indemnified party. RESIDENTS OF ALABAMA, OKLAHOMA AND TEXAS MUST PLACE THEIR INITIALS HERE TO DEMONSTRATE THEY HAVE READ THE PREVIOUS SENTENCE. ________
(initials)

                                                                       EXHIBIT C


                       S&P MANAGED FUTURES INDEX FUND, LP
                            SUBSCRIPTION INSTRUCTIONS

                Any person considering subscribing for the units
                   should carefully read and review a current
                prospectus. The prospectus should be accompanied
                                   by the most
                       recent monthly report of the Fund.

     THE DATE PRINTED ON THE FRONT OF THE PROSPECTUS SHOULD BE NO LATER THAN
9 MONTHS OLD. IF THE DATE IS MORE THAN 9 MONTHS OLD, NEW MATERIALS ARE AVAILABLE
                             AND MUST BE UTILIZED.

1. Enter the total dollar amount to be invested and indicate the appropriate class in ITEM 1.

2.   Enter the investor's brokerage account number in ITEM 2.

3. Enter the Social Security Number OR Taxpayer ID Number, as applicable, in ITEM 3 and check the appropriate box to indicate ownership type. For IRA accounts, the Taxpayer ID Number of the Custodian should be entered as well as the Social Security Number of the investor. The Taxpayer ID Number for Raymond James is 59-1237041. Investors who are not individuals must furnish a copy of organizing or other documents evidencing the authority of such entity to invest in the Fund. FOR EXAMPLE, TRUSTS MUST FURNISH COPIES OF THE TRUST AGREEMENT, CORPORATIONS MUST FURNISH A CORPORATE RESOLUTION OR BYLAWS.

4. Check the box in ITEM 4 if this is an addition to an existing account and list the Limited Partner number (this is an identifying number that has been assigned to you by the Fund and can be found on your monthly statement).

5. Enter the name of the investor in ITEM 5. For UGMA/UTMA (MINOR), enter the Minor name in ITEM 5, followed by "Minor". For CORPORATIONS, PARTNERSHIPS, AND ESTATES, enter the entity name in ITEM 5.

6. For UGMA/UTMA (MINOR), enter the custodian name in ITEM 6. For CORPORATIONS, PARTNERSHIPS, AND ESTATES, enter the Trustee(s) name(s) in
     ITEM 6.

7. Enter the legal address (which is the residence or domicile address used for tax purposes) of the investor in ITEM 7 (no post office boxes). ITEM 7 must be completed.

8.   If the legal address is different from the mailing address, enter in
     ITEM 8.

9. If an IRA account, enter Custodian's name and address in ITEM 9. The address for Raymond James is 880 Carillon Parkway, St. Petersburg, FL 33716.

10. If any other person is to receive copies of correspondence, enter name, mailing address and e-mail address in ITEM 10.

11. If the investor wishes to receive electronic communications from the Fund, initial on the appropriate line and enter the e-mail address of investor in ITEM 11.

12. Investor must sign and date ITEM 12. If it is a joint account, both investors must sign. In the case of IRA's, the Custodian's signature, as well as the investor's signature, is required.

13. The Selling Agent Representative must sign and date in ITEM 13. Some broker/dealers may also require the signature of an office manager.

14. The name of the Selling Firm, Selling Agent Representative name, number, and address and phone number must be entered in ITEM 14.

15. Residents of Alabama, Maine, Oklahoma and Texas must also initial where indicated in Exhibit B and submit Exhibit B with the remainder of the Subscription Document to their Selling Agent.

         THE CLIENT SHOULD RETURN THIS SUBSCRIPTION AGREEMENT AND PAYMENT TO RAYMOND JAMES, ATTENTION: ALTERNATIVE INVESTMENTS GROUP, 888 CARILLON PARKWAY, ST. PETERSBURG, FL 33716.

         Subscription agreements, payment, and any other required documents will be sent by the Selling Agent to the Fund as appropriate.

                       S&P MANAGED FUTURES INDEX FUND, LP
                          UNITS OF BENEFICIAL INTEREST


                         -------------------------------

                           SUBSCRIPTION AGREEMENT AND
                                POWER OF ATTORNEY


S&P Managed Futures Index Fund, LP
c/o RK Consulting LLC
3 Becker Farm Road
Roseland, New Jersey 07068

Dear Sir or Madam:

         1. SUBSCRIPTION FOR UNITS. I hereby subscribe for the dollar amount and class of units of limited partnership interest ("Units") in S&P Managed Futures Index Fund, LP (the "Fund") set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto. The purchase price per Unit is $1,000 during the initial offering period and thereafter net asset value per unit as of the first business day of the calendar month in which my subscription is to be effective.

         I have either (i) delivered a check to my selling agent made payable to "S&P Managed Futures Index Fund, LP" in the full amount of my subscription, (ii) authorized a wire transfer in the full amount of my subscription to the Fund's escrow account or bank account (per the instructions attached hereto) or (iii) authorized my selling agent to debit my customer securities account in the full amount of my subscription.

         The purchase date for my units is the first business day of the calendar month immediately following this subscription being accepted. If I have chosen to subscribe by account debit, I acknowledge that my selling agent shall inform me of such settlement date and that I must have my subscription payment cleared in such account on the settlement date for my purchase of Units, which will occur no later than three (3) business days after the acceptance of my subscription.

         RefcoFund Holdings, LLC (the "General Partner") may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.

         2. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. I have received both parts of the prospectus (as supplemented by sticker supplements, if any) and the limited partnership agreement and the Fund's most recent monthly report (if the Fund has commenced trading). I ACKNOWLEDGE THAT BY SUBMITTING THIS SUBSCRIPTION AGREEMENT, I AM MAKING THE REPRESENTATIONS AND WARRANTIES SET FORTH IN EXHIBIT B TO THE PROSPECTUS, INCLUDING THE APPLICABLE REQUIREMENTS RELATING TO NET WORTH AND ANNUAL INCOME. If the subscriber is not an individual, the person signing this subscription agreement and power of attorney on behalf of the subscriber is duly authorized to execute this subscription agreement and power of attorney. By signing this subscription agreement and power of attorney, I am not waiving any rights under federal or state securities laws.

         3. POWER OF ATTORNEY. I irrevocably constitute and appoint the General Partner and each officer thereof as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) execute, acknowledge, swear to, deliver, record and file (a) the Limited Partnership Agreement of the Fund, including any amendments and/or restatements thereto duly adopted as provided therein, and (b) any agreements, certificates, documents or instruments that may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Fund and (ii) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund. The Power of Attorney granted hereby shall be irrevocable and deemed to be coupled with an interest, and shall survive and shall not be affected by my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my units.

         4. GOVERNING LAW. I hereby acknowledge and agree that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

                           --------------------------

         PLEASE CAREFULLY COMPLETE THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE WHICH IS ATTACHED TO THIS SUBSCRIPTION AGREEMENT.

         YOU MAY ELECT TO RECEIVE YOUR COMMUNICATIONS FROM THE FUND ELECTRONICALLY. IF YOU WISH TO CHOOSE THIS OPTION, PLEASE INDICATE SO IN ITEM 11 OF THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE.

                                                                  SIGNATURE PAGE

                       S&P MANAGED FUTURES INDEX FUND, LP

                    SUBSCRIPTION AGREEMENT POWER OF ATTORNEY

                                 SIGNATURE PAGE



                   IMPORTANT: READ INSTRUCTIONS BEFORE SIGNING

         The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney and by authorizing Raymond to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of units at the net asset value per unit.

         The named investor further acknowledges receipt of the prospectus of the Fund dated ____________, 2004, including the Fund's Limited Partnership Agreement, the Subscription Agreement and Power of Attorney (supplemented by sticker supplements, if any), the terms of which govern the investment in the units being subscribed for hereby.

-----------------------------------------------------------------------------------------------------------------------------------

1)  (a) Class A Units ______                                       2) Raymond James Account #______________________
        Class B Units (only offered by wrap-fee programs and fee   (must  be completed)
        only registered investment advisers) ______

    (b) Total Dollar Amount _____________________________
    (Minimum: $10,000; $3,000 for employee
    benefit plans and IRAs.  Subsequent investments must be
    at least $2,500.)
-----------------------------------------------------------------------------------------------------------------------------------
3)  Social Security # ____________-_______-__________              Taxpayer ID #____________-________-_____________
    TAXABLE INVESTORS (CHECK ONE):                                 NON-TAXABLE INVESTORS (CHECK ONE):
\ \ Individual Ownership        \ \ Tenants in Common              \ \ IRA                      \ \ Profit Sharing*
\ \ Partnership*                \ \ Joint Tenants with Right of    \ \ IRA Rollover             \ \ Defined Benefit*
                                   Survivorship                    \ \ SEP                      \ \ Pension*
\ \ Corporation*                \ \ Tenants in Entirety            \ \ Other (specify)
\ \ Limited Liability Company*  \ \ Community Property
\ \ Estate*                     \ \ UGMA/UTM                       Custodian TIN # 59-1237041
                                    (Minor)
\ \ Grantor or Other            \ \ Trust other than a
    Revocable Trust*                Grantor or Revocable
                                    Trust*
\ \ Other (specify)

(*APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION, I.E., TRUST, PENSION, ESTATE, OR CORPORATE DOCUMENTS)
-----------------------------------------------------------------------------------------------------------------------------------
4)  Check box if this is an addition to an existing account: \ \ Limited Partner Number (this is an identifying number that has been assigned to you by the Fund and appears on your monthly statement):_________________________________________

5)  Limited Partner Name:____________________________________________________________________________________________

6)  _________________________________________________________________________________________________________________
    Additional Information (For Estates, Partnerships, Trusts and Corporations)

7)  Resident Address:________________________________________________________________________________________________
                           Street (P.O. Box not acceptable)            City     State   Zip Code


8)  Mailing Address:
   (if different)    ________________________________________________________________________________
                     Street                                      City     State   Zip Code

9)  Custodian Name
    and Mailing Address:
                        -----------------------------------------------------------------------------------------------------
                                Name             Street            City             State    Zip Code

10)  Any other persons to
     receive correspondence:____________________________________________________________________________
                                Name             Mailing Address                    E-mail Address

11)  CONSENT TO ELECTRONIC DELIVERY OF REPORTS

     By initialing below and providing your e-mail address, you will be consenting to the delivery of periodic reports, prospectus updates and other communications by the Fund and the General Partner to you electronically. You will be agreeing to download these reports from our website once you have been notified by e-mail that they have been posted. You must have an e-mail address to use this service. If you elect to receive these reports electronically, you will not receive paper copies of the reports in the mail, unless you later revoke your consent. You may revoke your consent and receive paper copies at any time by notifying the Administrator in writing at RK Consulting LLC, 3 Becker
Farm Road, Roseland, NJ 07068.

IF YOU AGREE TO ACCEPT REPORTS ELECTRONICALLY, PLEASE INITIAL THE LINE BELOW AND
PROVIDE YOUR E-MAIL ADDRESS.

I elect to receive my communications from the Fund electronically:  _________
(please initial)

My e-mail address is: ______________________________________.  (I will immediately advise the Fund at the address above if my e-mail address changes)

-----------------------------------------------------------------------------------------------------------------------------------
12)                                         INVESTOR(S) MUST SIGN

       X  ________________________________________________________________________
          Signature of Investor                                        Date


       X  ________________________________________________________________________
          Signature of Joint Investor (if any) or Custodian            Date



                          UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: / / Under penalties of perjury, by signature above, I hereby certify that the Social
Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                        NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

-----------------------------------------------------------------------------------------------------------------------------------

                             SELLING AGENT MUST SIGN

The undersigned Selling Agent ("Agent") hereby certifies that: (1) the Agent has informed the person(s) named above of all pertinent facts relating to the risks, tax consequences, liquidity and marketability of the units as set forth in the Prospectus; (2) the Agent has delivered to the person(s) named above a copy of the prospectus on the date of this certification; and (3) the Agent has reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such person(s')


age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments and any other information known by the Agent) that; (a) the purchase of units is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the applicable minimum income and net worth standard; (c) such person(s) can reasonably benefit from the investment based on such person's(s') overall investment objectives and portfolio structure; (d) such person(s) can bear the economic risks of the investment; and (e) such person(s) appear(s) to have an understanding of the fundamental risks of the investment (including than an investor may lose its entire investment), the restrictions on the liquidity and transferability of the units, and the general background and qualifications of the general partner.

The Selling Agent MUST sign below in order to substantiate compliance with NASD
Rule 2810.

13)  X  ___________________________________       X____________________________________
        Selling Agent Signature        Date              Office Manager Signature           Date
                                                   (if required by Selling Firm procedures)

14)  Selling Firm_____________________  Agent Name  _____________________  Agent Number_________________

Agent Phone__________________    Agent Fax  __________________   Agent Email Address_____________________

Agent Address      _______________________________________________________________________________
(for confirmation) Street (P.O. Box not acceptable)                     City    State    Zip Code



                                                                       EXHIBIT D


                       S&P MANAGED FUTURES INDEX FUND, LP
                             REQUEST FOR REDEMPTION


                                                 _______________________________
                                                              Date

                                                 _______________________________
                                                            Account No.


S&P Managed Futures Index Fund, LP               _______________________________
c/o RK Consulting, LLC                           Taxpayer ID/Social Security No.
3 Becker Farm Road
Roseland, New Jersey 07068

Dear Sirs:

         I hereby requests redemption subject to all the terms and conditions of the Limited Partnership Agreement (the "Limited Partnership Agreement") of S&P Managed Futures Index Fund, LP (the "Fund") of all _____, $______ or ________ Units (please complete one, if no number is indicated, all Units held of record by the undersigned will be redeemed) of my Class ____ units of limited partnership interest ("Units") in the Fund. (THE FUND REQUIRES A MINIMUM BALANCE OF $1,000 TO BE MAINTAINED. IF THE REDEMPTION CAUSES THE ACCOUNT TO FALL BELOW THE MINIMUM, THE FULL AMOUNT WILL AUTOMATICALLY BE REDEEMED.)

         I understand that Units are redeemed at the Net Asset Value per Unit, pursuant to the terms and conditions set forth in the Limited Partnership Agreement. This redemption shall be effective as of the end of the current calendar month; provided, that this Request for Redemption is received at least ten (10) business days prior to the end of such month. Payment of the redemption price of Units will be made within ten (10) business days of the month-end redemption date, unless redemptions are suspended in accordance with the Limited Partnership Agreement.

         I represent and warrant that I am the true, lawful owner of the Units to which this Request for Redemption relates, with full power and authority to request redemption of the Units. The Units are not subject to any pledge or otherwise encumbered in any fashion.

UNITED STATEs UNITHOLDERS ONLY:

         Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended.

NON-UNITED STATES UNITHOLDERS ONLY:

         Under the penalties of perjury, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) I am not a United States corporation, partnership, estate, trust or limited liability company.

         PAYMENT IS REQUESTED TO BE MADE AS FOLLOWS (PLEASE PROVIDE NECESSARY
INFORMATION:

Credit my customer securities account at Raymond James account # ____________.

      SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

  Signatures Required:

  Entity Unitholder                                                 Individual Unitholder(s)
  (or assignee)                                                     (or assignee(s))


   ----------------------------------------------------              -------------------------------------------------
  (Name of Entity) Please print                                     (Name(s)) Please print



                                                                    -------------------------------------------------


  By:
          --------------------------------------------              -------------------------------------------------
          (Authorized corporate officer, partner,                   (Signature(s) of all Unitholder(s) or
          manager, member or trustee)                               assignee(s))

  Taxpayer ID Number                                                Social Security Number(s):

   ---------------------------                                      ---------------------------------

                                                                    ---------------------------------
  Limited partner number (this is an identifying number that has    Limited partner number (this is an identifying
  been assigned to you by the Fund and appears on your monthly      number that has been assigned to you by the statement):
  Fund and appears on your monthly statement):


  ------------------------------                                    ---------------------------------


                                      D-2